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                                  Exhibit 10.3

                            FEG TERM PROMISSORY NOTE

          As of December 22, 2003

          $2,500,000,000

     FOR VALUE RECEIVED, the undersigned, Fox Entertainment Group, Inc, a Delaware corporation (the "Promisor") promises to pay to the order of FEG Holdings, Inc., a Delaware corporation ("Promisee"), at the office of the Promisee at c/o News America Incorporated, 1211 Avenue of the Americas, New York, New York 10036, or at such other address as to which the Promisee or any other holder shall give notice to the Promisor, (i) the principal sum of Two Billion Five Hundred Million Dollars ($2,500,000,000) on June 30, 2009 (the "Maturity Date"), and (ii) interest on the principal amount remaining unpaid hereunder from time to time outstanding from the date hereof until the Maturity Date (or such later date as the Principal Amount shall be repaid in full), accruing at rate of eight percent (8%) per annum payable quarterly on March 31, June 30, September 30 and December 31 of each year (or if such date is not a business day in New York, NY, then on the next business day) (an "Interest Payment Date"), commencing on the next Interest Payment Date following the date of this Term Promissory Note, until the unpaid principal amount of this Term Promissory Note, together with all accrued and unpaid interest, has been paid in full.

     Notwithstanding the foregoing, at the election of the Promisor by notice given to the Promisee at any time prior to the close of business on any Maturity Date, the Promisor may elect to extend the Maturity Date of this Term Promissory Note for not more than two (2) successive one year periods beyond the initial Maturity Date set forth above; provided, however, that in no event shall the Maturity Date be extended later than June 30, 2011.

     Notwithstanding any other provision of this Term Promissory Note, the Promisor may, at its option, prepay this Term Promissory Note, in whole at any time or in part from time to time, without penalty or premium, each such prepayment to be accompanied by the payment of accrued interest to the date of each prepayment on the amount prepaid; provided, however, that no such prepayment shall be made if there remains unpaid any principal or interest under a Libor Promissory Note dated as of even date hereof made by Promisor to the order of Promisee in the principal amount of Two Billion Dollars ($2,000,000,000), or any amendments or modifications thereto or replacements thereof.

     If (a) the Promisor shall fail to pay any principal of or interest on this Term Promissory Note when due (whether by scheduled maturity, acceleration, demand or otherwise), or (b) the Promisor shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Promisor seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors,

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or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such person or for any substantial part of its property; or the Promisor shall take any action to authorize or effect any of the actions set forth above in this clause (b); then the Promisee may, at its option,(i) declare the outstanding principal amount of the Term Promissory Note and all other amounts due hereunder to be immediately due and payable, whereupon the outstanding principal amount of this Term Promissory Note and all such other amounts (including accrued interest) shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and (ii) exercise any and all of its other rights under applicable law and hereunder.

     The Promisor agrees that all notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed or delivered to the Promisor at the address of the Promisor set forth next to its signature, or at such other address as may hereafter be specified by the Promisor to the Promisee (at its address set forth herein) in writing. All notices and communications shall be effective (i) if mailed, when received or three days after mailing, whichever is earlier, and (ii) if delivered, upon delivery.

     No failure on the part of the Promisee to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Promisee preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Promisee. No amendment or waiver of any provision of this Term Promissory Note, nor consent to any departure by the Promisor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Promisee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     The Promisor hereby agrees to pay on demand all costs and expenses (including, without limitation, all fees and expenses of counsel to the Promisee) incurred by the Promisee in connection with the enforcement of the Promisee's rights, and the collection of all amounts due, hereunder.

     This Term Promissory Note shall be governed by and construed according to the internal laws of the State of New York without giving effect to conflicts of law principles. Any action arising out of or relating to this Term Promissory Note may, at the election of the Promisee, be brought and prosecuted only in that State, and in the event of such election, the Promisor hereby consents to the jurisdiction and venue of any courts in such jurisdiction and waives trial by jury.

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     IN WITNESS WHEREOF, the undersigned has caused this Term Promissory Note to be executed by its duly authorized representative, as of the date and year first above written.

                                               Fox Entertainment Group, Inc.

                                               By: /s/ Lawrence A. Jacobs
                                                   -----------------------------
                                                   Name: Lawrence A. Jacobs
                                                   Title: Senior Vice President